Bristow Group Inc.
NEWS RELEASE

Bristow Names Don Miller President and CEO

and Brian Allman Senior Vice President and CFO

HOUSTON, March 1, 2019 – Bristow Group Inc. (NYSE:BRS) announced that L. Don Miller has been named President and Chief Executive Officer and appointed him as a member of the Board of Directors, which took effect at the close of business on February 28, 2019. Miller previously served as the company’s Senior Vice President and Chief Financial Officer. Bristow Group extends its thanks to Thomas Amonett, Executive Vice Chairman of Bristow Group’s Board of Directors, for his service as interim President following the announced retirement of previous President and CEO Jonathan Baliff.

“Don’s energy, intellect and commitment to the Bristow team and our customers gives the board full confidence in his ability to lead Bristow, the world’s leading industrial aviation solutions provider,” said Tom Knudson, Director and Chairman of Bristow Group’s Board of Directors. “As we continue to navigate through challenging times, Don’s steady hand will provide important and needed continuity. Don’s knowledge of the business and our clients coupled with his extensive experience in financial and capital markets position him well to lead this great company.”

Miller joined Bristow Group in 2010 and has held several leadership positions within the company’s Finance and Strategy functions, including Vice President of Mergers, Acquisitions and Integration. Miller, a Chartered Financial Analyst (CFA) charterholder, was also named a finalist for the 2018 Houston Business Journal CFO of the Year award.

“Bristow serves a critical role in the oil and gas and search and rescue industries and beyond, and I’m honored to have the opportunity to lead the company through one of the most dynamic markets in recent history,” said Miller. “Bristow has the best employees in the world, with an unwavering commitment to safety and our clients. I’m confident we will continue to provide unparalleled service as we work through our challenges and become an even better long-term partner to our clients.”

Additionally, the company announced that Brian Allman has been promoted and will replace Miller as Senior Vice President and Chief Financial Officer. Allman was previously Vice President and Chief Accounting Officer for Bristow, and will continue as Bristow’s Chief Accounting Officer. Allman joined Bristow in 2006 as Director of Financial Reporting.

Bristow Group Inc.
NEWS RELEASE

“Brian is a well-respected financial leader both internally and externally,” said Miller. “While leading our global accounting and tax team, Brian played an important role in our recent financings and is fully integrated with our investor relations, internal audit and financial forecasting and modeling functions.”

About Bristow Group Inc.
Bristow Group Inc. is the world’s leading industrial aviation service provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow’s strategically located global fleet supports operations in the North Sea, Nigeria and the U.S. Gulf of Mexico; as well as in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. To learn more, visit our website at www.bristowgroup.com.

Forward-Looking Statements Disclosure
Statements contained in this news release include forward-looking statements (including statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995). These forward-looking statements include statements regarding future opportunities, market and industry conditions, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” “hope,” “predict,” and similar words, phrases and expressions, although not all forward-looking statements include such words, phrases or expressions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause events or results to differ materially from those anticipated include but are not limited to the following: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by customers and suppliers; the risk of reductions in spending on industrial aviation services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our inability to obtain financing on favorable terms, whether caused by our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to pay, refinance or restructure our debt and aircraft lease commitments; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment program; availability of employees; and political instability, war or acts of terrorism in any of the countries where we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10‑K for the fiscal year ended March 31, 2018 and quarterly report on Form 10-Q for the quarter ended

Bristow Group Inc.
NEWS RELEASE

September 30, 2018. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Bristow Group Inc.
Global Media Relations
Adam Morgan
Director, Global Communications
+1 832.783.7927
adam.morgan@bristowgroup.com

Investor Relations
Linda McNeill
Director, Investor Relations
+1 713.267.7622
linda.mcneill@bristowgroup.com